Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

PolyOne Announces Third Quarter 2013 Results

•	Revenue increases 43% to $1.0 billion, driven by organic growth and the acquisitions of Spartech and Glasforms
•	Adjusted earnings per share increases 29% to $0.36; earnings per share from continuing operations of $0.24
•	Reaches milestone achievement with 16 consecutive quarters of double-digit adjusted earnings per share growth

CLEVELAND – October 24, 2013 – PolyOne Corporation (NYSE: POL) today reported $1.0 billion of revenue for the third quarter of 2013, a 43% increase compared to $708 million in the third quarter of 2012. Revenue growth was driven by the acquisitions of Spartech and Glasforms, as well as organic growth in Specialty and Distribution.

Adjusted earnings per share grew 29% to $0.36 from $0.28 in the prior year quarter, bringing year-to-date adjusted EPS to 28% above 2012. Earnings per share from continuing operations totaled $0.24 in the third quarter of 2013 compared to $0.22 in the third quarter of 2012. During the third quarter, special items totaling $0.11 were higher than special items of $0.06 in the third quarter of 2012 due to restructuring costs associated with the North American asset realignment announced in July of 2013.

“I am pleased to announce our strong third quarter results and our 16th consecutive quarter of double-digit adjusted earnings per share expansion. Four consecutive years of substantial growth has resulted from excellence in executing our four-pillar strategy,” said Stephen D. Newlin, Chairman, President, and Chief Executive Officer.

Mr. Newlin added, “Specialization, globalization and commercial and operational excellence are woven into the culture of our organic businesses and are quickly being adopted by the recently acquired Spartech and Glasforms. Our Specialty Platform has been the cornerstone of our transformation, and this quarter was no different, as specialty growth drove our strong results. With 64% of our segment operating income from our Specialty Platform, our mix of earnings has never been stronger.”

Speaking about the Spartech acquisition, Robert M. Patterson, Executive Vice President and Chief Operating Officer said, “When we announced our acquisition of Spartech we assumed we would deliver $65 million of synergies or profit expansion by the end of year three following the deal. We have seen excellent progress in accelerating our integration efforts, and year to date, we have delivered $0.06 of EPS accretion from Spartech.” Patterson added, “We now expect to deliver the full $65 million in synergies and $0.50 of EPS accretion in calendar year 2015.”

“We ended the quarter with $323 million of cash and over $630 million of liquidity,” said Richard J. Diemer, Jr., Senior Vice President and Chief Financial Officer. “With this liquidity, we expect to continue to deploy cash by investing in research and development, commercial resources, realigning the Spartech assets and selective M&A. We also expect to continue to return cash to shareholders via dividends and share repurchases.”

During the quarter, the Company repurchased 877,000 common shares under its existing share repurchase program, bringing the total to 3.85 million shares repurchased for the year, at an average price of $24.89. Additionally, the Company repurchased $44.7 million (par value) of debt on the open market during the past quarter, principally consisting of its 2020 senior notes.

Commenting on the Company’s outlook, Mr. Newlin said, “Our four-pillar strategy is paying off, and our commitment to executing this strategy has enabled us to achieve new record profitability and earnings per share. While the fourth quarter is seasonally our weakest, we believe we will be able to continue to deliver double-digit adjusted earnings per share growth for the last three months of 2013.” Newlin further stated, “And with our current trajectory of organic growth and upside from Spartech synergy capture, we reaffirm our stated goal of $2.50 of adjusted earnings per share by 2015.”

About PolyOne

PolyOne Corporation, with 2012 revenues of $2.9 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence. Guided by its Core Values, Sustainability Promise and No Surprises Pledge(SM), PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

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To access PolyOne’s news library online, please visit www.polyone.com/news

Investor Relations Contact:

Isaac D. DeLuca

Vice President, Planning & Investor Relations

PolyOne Corporation

+1 440-930-1226

isaac.deluca@polyone.com

Media Contact:

Kyle Rose

Director, Corporate Communications

PolyOne Corporation

+1 440-930-3162

kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: the final amount of charges resulting from the North American asset realignment and our ability to realize anticipated savings and operational benefits from the asset realignment; our ability to achieve the strategic and other objectives relating to the acquisition of Spartech Corporation, including any expected synergies; our ability to successfully integrate Spartech and achieve the expected results of the acquisition, including, without limitation, the acquisition being accretive at expected levels and within the expected timeframe; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions, and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; the inability to achieve expected results from our acquisition activities; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1

Summary of Condensed Consolidated Statements of Income (Unaudited)

(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	Adjusted (a) 2012
Sales	$1,008.9	$707.7	$2,847.6	$2,209.8
Operating income	61.6	43.5	182.8	124.2
Net income from continuing operations attributable to PolyOne shareholders	23.2	19.4	73.0	53.1
Basic earnings per share from continuing operations attributable to PolyOne shareholders	$0.24	$0.22	$0.77	$0.60
Diluted earnings per share from continuing operations attributable to PolyOne shareholders	$0.24	$0.22	$0.76	$0.59

Senior management uses comparisons of net income from continuing operations attributable to PolyOne shareholders and diluted earnings per share (EPS) from continuing operations attributable to PolyOne shareholders before adjustments to assess performance and facilitate comparability of results with prior periods. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measures calculated and presented in accordance with U.S. GAAP (GAAP).

	Three Months Ended September 30, 2013		Three Months Ended September 30, 2012 (a)
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS
Net income from continuing operations attributable to PolyOne shareholders	$23.2	$0.24	$19.4	$0.22
Special items, after tax (Attachment 3)	10.5	0.11	5.3	0.06
Tax adjustments (b)	1.8	0.01	0.1	—

Adjusted net income / EPS	$35.5	$0.36	$24.8	$0.28

	Nine Months Ended September 30, 2013		Nine Months Ended September 30, 2012 (a)
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS
Net income from continuing operations attributable to PolyOne shareholders	$73.0	$0.76	$53.1	$0.59
Special items, after tax (Attachment 3)	25.5	0.26	19.4	0.22
Tax adjustments (b)	2.5	0.03	1.1	0.01

Adjusted net income / EPS	$101.0	$1.05	$73.6	$0.82

(a)	Adjusted to reflect the resins business as a discontinued operation.
(b)	Tax adjustments include the net tax expense from one-time income tax items and deferred income tax valuation allowance adjustments.

Attachment 2

PolyOne Corporation

Condensed Consolidated Statements of Income (Unaudited)

(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	Adjusted (a) 2012	2013	Adjusted (a) 2012
Sales	$1,008.9	$707.7	$2,847.6	$2,209.8
Cost of sales	827.6	572.6	2,300.3	1,798.4

Gross margin	181.3	135.1	547.3	411.4
Selling and administrative expense	119.7	91.6	364.6	287.6
Income related to previously owned equity affiliates	—	—	0.1	0.4

Operating income	61.6	43.5	182.8	124.2
Interest expense, net	(16.0)	(12.4)	(48.2)	(37.1)
Debt extinguishment costs	(5.2)	—	(15.8)	—
Other expense, net	(1.6)	(0.5)	(1.4)	(2.7)

Income from continuing operations before income taxes	38.8	30.6	117.4	84.4
Income tax expense	(15.8)	(11.2)	(45.1)	(31.3)

Net income from continuing operations	23.0	19.4	72.3	53.1
Income from discontinued operations, net of income taxes	(0.2)	4.6	146.2	15.7

Net income	$22.8	$24.0	$218.5	$68.8
Net loss attributable to noncontrolling interests	0.2	—	0.7	—

Net income attributable to PolyOne common shareholders	$23.0	$24.0	$219.2	$68.8

Earnings per common share attributable to PolyOne common shareholders – Basic:
Continuing operations	$0.24	$0.22	$0.77	$0.60
Discontinued operations	—	0.05	1.53	0.17

Total	$0.24	$0.27	$2.30	$0.77

Earnings per common share attributable to PolyOne common shareholders – Diluted:

Continuing operations	$0.24	$0.22	$0.76	$0.59
Discontinued operations	—	0.05	1.51	0.17

Total	$0.24	$0.27	$2.27	$0.76

Weighted-average shares used to compute earnings per share:
Basic	96.7	88.8	95.4	89.0
Diluted	98.1	90.2	96.4	90.1

Cash dividends declared per share of common stock	$0.06	$0.05	$0.18	$0.15

(a)	Adjusted to reflect the resins business as a discontinued operation.

Attachment 3

PolyOne Corporation

Summary of Special Items (Unaudited)

(In millions, except per share data)

Special items (1):	Three Months Ended September 30,		Nine Months Ended September 30
	2013	2012	2013	2012
Cost of sales:
Employee separation and plant phase-out costs	$(4.8)	$—	$(4.8)	$(0.4)
Reimbursement of previously incurred environmental costs	—	—	20.1	—
Environmental remediation costs	(5.3)	(5.2)	(8.6)	(9.7)
Acquisition/divestiture related costs	—	—	(7.6)	(5.4)

Impact on cost of sales	(10.1)	(5.2)	(0.9)	(15.5)

Selling and administrative expense:
Employee separation and plant phase-out costs	(6.1)	(1.3)	(20.9)	(10.1)
Legal related gains (costs)	6.3	(0.3)	5.8	(0.9)
Unrealized gain (loss) on foreign currency option contracts	0.3	(0.8)	0.9	(0.6)
Acquisition/divestiture related costs	(1.2)	(0.7)	(7.2)	(1.9)

Impact on selling and administrative expense	(0.7)	(3.1)	(21.4)	(13.5)

Gain on sale of investment in equity affiliates	—	—	0.1	0.4

Impact on operating income	(10.8)	(8.3)	(22.2)	(28.6)

Debt extinguishment costs	(5.2)	—	(15.8)	—
Bridge loan commitment fees – interest expense	—	—	(1.9)	—
Other income, net	—	—	1.4	—

Impact on income before income taxes	(16.0)	(8.3)	(38.5)	(28.6)
Income tax benefit on special items	5.5	3.0	13.0	9.2

Impact of special items on net income attributable to PolyOne Shareholders	$(10.5)	$(5.3)	$(25.5)	$(19.4)

Basic earnings per common share impact	$(0.11)	$(0.06)	$(0.27)	$(0.22)
Diluted earnings per common share impact	$(0.11)	$(0.06)	$(0.26)	$(0.22)

Weighted average shares used to compute earnings per share:
Basic	96.7	88.8	95.4	89.0
Diluted	98.1	90.2	96.4	90.1

(1)	Special items are a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; debt extinguishment costs; employee separation costs resulting from personnel reduction programs, plant phase-out costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other postretirement benefit plans; environmental remediation costs, fines, penalties, remediation costs and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; unrealized gains and losses from foreign currency option contracts; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

Attachment 4

PolyOne Corporation

Condensed Consolidated Balance Sheets

(In millions)

	(Unaudited) September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$322.8	$210.0
Accounts receivable, net	505.0	313.9
Inventories, net	341.5	244.4
Assets held-for-sale	—	39.3
Other current assets	63.4	81.1

Total current assets	1,232.7	888.7
Property, net	644.4	385.8
Goodwill	555.6	405.5
Intangible assets, net	370.8	340.0
Other non-current assets	139.6	108.0

Total assets	$2,943.1	$2,128.0

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$9.9	$3.8
Accounts payable	399.9	296.1
Liabilities held-for-sale	—	18.0
Accrued expenses	185.4	141.9

Total current liabilities	595.2	459.8
Non-current liabilities:
Long-term debt	977.8	703.1
Post-retirement benefits other than pensions	15.9	17.0
Pension benefits	107.6	182.8
Deferred income taxes	140.7	31.8
Other non-current liabilities	109.3	102.1

Total non-current liabilities	1,351.3	1,036.8
Shareholders’ equity:
PolyOne shareholders’ equity	994.6	629.1
Noncontrolling interests	2.0	2.3

Total equity	996.6	631.4

Total liabilities and shareholders’ equity	$2,943.1	$2,128.0

Attachment 5

PolyOne Corporation

Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Nine Months Ended September 30,
	2013	Adjusted (a) 2012
Operating Activities
Net income	$218.5	$68.8
Adjustments to reconcile net income to net cash (used) provided by operating activities:
Depreciation and amortization	71.3	52.8
Restructuring – asset related charges	4.8	—
Debt extinguishment costs	15.8	—
Provision for doubtful accounts	0.5	0.7
Stock based compensation expense	13.2	7.8
Gain on sale of business	(223.7)	—
Change in assets and liabilities, net of the effect of acquisitions and disposal:
Increase in accounts receivable	(50.8)	(54.2)
Decrease (Increase) in inventories	21.5	(14.3)
(Decrease) Increase in accounts payable	(2.8)	30.3
Decrease in pensions and other post-retirement benefits	(76.9)	(30.6)
Increase in accrued expenses and other	3.8	25.6

Net cash (used) provided by operating activities	(4.8)	86.9

Investing Activities
Capital expenditures	(41.8)	(33.0)
Business acquisitions, net of cash acquired	(259.4)	—
Proceeds from sale of businesses and other assets	274.7	18.9

Net cash used by investing activities	(26.5)	(14.1)

Financing Activities
Repayment of long-term debt	(341.7)	(2.3)
Premium on early extinguishment of long-term debt	(4.6)	—
Proceeds from long-term debt	600.0	—
Debt financing costs	(13.0)	—
Borrowings under credit facilities	126.2	—
Repayments under credit facilities	(117.5)	—
Purchase of common shares for treasury	(95.7)	(15.9)
Exercise of stock awards	5.2	11.7
Cash dividends paid	(15.7)	(12.5)
Proceeds from noncontrolling interests	—	2.4

Net cash provided (used) by financing activities	143.2	(16.6)

Effect of exchange rate changes on cash	0.9	0.6

Increase in cash and cash equivalents	112.8	56.8
Cash and cash equivalents at beginning of period	210.0	191.9

Cash and cash equivalents at end of period	$322.8	$248.7

(a)	Adjusted to reflect the resins business as a discontinued operation.

Attachment 6

Business Segment and Platform Operations (Unaudited)

(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision makers. These costs are included in Corporate and eliminations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	Adjusted (a) 2012	2013	Adjusted (a) 2012
Sales:
Global Specialty Engineered Materials	$188.8	$136.6	$540.8	$417.5
Global Color, Additives and Inks	219.0	191.1	653.7	605.0
Designed Structures and Solutions	187.8	—	428.2	—

Specialty Platform	595.6	327.7	1,622.7	1,022.5
Performance Products and Solutions	176.1	156.3	512.8	492.3
PolyOne Distribution	275.0	254.4	818.1	788.0
Corporate and eliminations	(37.8)	(30.7)	(106.0)	(93.0)

Sales	$1,008.9	$707.7	$2,847.6	$2,209.8

Gross margin:
Global Specialty Engineered Materials	$41.5	$33.9	$122.8	$99.7
Global Color, Additives and Inks	71.8	57.9	214.7	183.6
Designed Structures and Solutions	26.9	—	57.6	—

Specialty Platform	140.2	91.8	395.1	283.3
Performance Products and Solutions	25.3	22.2	73.1	61.3
PolyOne Distribution	27.6	27.7	83.9	85.7
Corporate and eliminations	(11.8)	(6.6)	(4.8)	(18.9)

Gross margin	$181.3	$135.1	$547.3	$411.4

Selling and administrative expense:
Global Specialty Engineered Materials	$(25.8)	$(20.8)	$(74.6)	$(62.0)
Global Color, Additives and Inks	(43.1)	(39.3)	(131.3)	(121.0)
Designed Structures and Solutions	(16.0)	—	(36.2)	—

Specialty Platform	(84.9)	(60.1)	(242.1)	(183.0)
Performance Products and Solutions	(11.0)	(9.9)	(31.3)	(29.7)
PolyOne Distribution	(11.0)	(11.3)	(34.2)	(35.9)
Corporate and eliminations	(12.8)	(10.3)	(57.0)	(39.0)

Selling and administrative expense	$(119.7)	$(91.6)	$(364.6)	$(287.6)

Operating income:
Global Specialty Engineered Materials	$15.7	$13.1	$48.2	$37.7
Global Color, Additives and Inks	28.7	18.6	83.4	62.6
Designed Structures and Solutions	10.9	—	21.4	—

Specialty Platform	55.3	31.7	153.0	100.3
Performance Products and Solutions	14.3	12.3	41.8	31.6
PolyOne Distribution	16.6	16.4	49.7	49.8
Corporate and eliminations	(24.6)	(16.9)	(61.7)	(57.5)

Operating income	$61.6	$43.5	$182.8	$124.2

Specialty Platform consists of our three specialty segments: Global Specialty Engineered Materials; Global Color, Additives and Inks; and Designed Structures and Solutions. We present Specialty Platform sales, gross margin, selling and administration, and operating income, because management believes that this is useful information to investors by highlighting our collective progress in advancing our specialization strategy.

(a)	Adjusted to reflect the resins business as a discontinued operation.

Attachment 7

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition of special items.

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation to Condensed Consolidated Statements of Income	2013	Adjusted (a) 2012	2013	Adjusted (a) 2012
Sales	$1,008.9	$707.7	$2,847.6	$2,209.8
Gross margin before special items	$191.4	$140.3	$548.2	$426.9
Special items in gross margin (Attachment 3)	(10.1)	(5.2)	(0.9)	(15.5)

Gross margin – GAAP	$181.3	$135.1	$547.3	$411.4

Gross margin before special items as a percent of sales	19.0%	19.8%	19.3%	19.3%

Operating income before special items	$72.4	$51.8	$205.0	$152.8
Special items in operating income (Attachment 3)	(10.8)	(8.3)	(22.2)	(28.6)

Operating income – GAAP	$61.6	$43.5	$182.8	$124.2

Operating income before special items as a percent of sales	7.2%	7.3%	7.2%	6.9%

(a)	Adjusted to reflect the resins business as a discontinued operation.

Senior management uses the “Mix Shift Highlights Specialty Transformation” graph to show PolyOne’s progression toward its specialty targets.

Platform operating income mix percentage	2005Y*	2008Y*	2010Y*	2012Y*	Q3 2013
Global Specialty Engineered Materials	$0.4	$17.6	$49.7	$47.0	$15.7
Global Color, Additives and Inks	4.3	28.1	37.7	66.8	28.7
Designed Structures and Solutions	—	—	—	—	10.9

Specialty Platform	$4.7	$45.7	$87.4	$113.8	$55.3
Performance Products and Solutions	75.7	31.3	54.0	74.9	14.3
Distribution	19.5	28.1	42.0	66.0	16.6
Joint Ventures	91.9	28.6	18.9	—	—
Corporate and eliminations	(51.5)	(425.1)	(27.7)	(87.6)	(24.6)

Operating income (loss)	$140.3	$(291.4)	$174.6	$167.1	$61.6
Less: Corporate and special items	51.5	425.1	27.7	87.6	24.6

Operating income excluding Corporate and special items	$191.8	$133.7	$202.3	$254.7	$86.2

Specialty platform operating mix percentage	2%	34%	43%	45%	64%

*	Historical results are shown as presented in prior filings and have not been updated to reflect subsequent changes in accounting principle.

Reconciliation to Condensed Consolidated Statements of Income	4Q12	1Q13	2Q13	3Q13	TTMQ3’13
Net income from continuing operations attributable to PolyOne shareholders	$0.2	$11.2	$38.6	$23.2	$73.2
Special items, after tax	16.3	17.2	(2.2)	10.5	41.8
Tax adjustments	(0.6)	0.5	0.2	1.8	1.9

Adjusted net income	$15.9	$28.9	$36.6	$35.5	$116.9

Diluted shares	90.5	92.8	99.1	98.1
Diluted EPS	$0.18	$0.31	$0.37	$0.36	$1.22

Adjusted EPS	2006Y*	2007Y*	2008Y*	2009Y*	2010Y	2011Y	2012Y
Net Income (loss) from continuing operations attributable to PolyOne shareholders	$130.9	$40.9	$(417.0)	$106.7	$152.5	$153.4	$53.3
SunBelt equity earnings, after tax	(68.5)	(26.1)	(20.8)	(19.0)	(14.7)	(3.7)	—
Special items, after tax	(21.2)	41.4	310.0	(31.0)	15.8	(30.5)	35.7
Tax adjustments	(30.0)	(30.7)	147.2	(44.9)	(88.3)	(42.3)	0.5

Adjusted net income	$11.2	$25.5	$19.4	$11.8	$65.3	$76.9	$89.5

Diluted shares	92.8	93.1	92.7	93.4	96.0	94.3	89.8
Adjusted EPS	$0.12	$0.27	$0.21	$0.13	$0.68	$0.82	$1.00

*	Historical results are shown as presented in prior filings and have not been updated to reflect subsequent changes in accounting principle.

Senior management uses net debt as a measure of our financial position. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

Reconciliation to Condensed Consolidated Balance Sheets	September 30, 2013	December 31, 2012
Short-term debt and current portion of long-term debt	$9.9	$3.8
Long-term debt	977.8	703.1
Less cash and cash equivalents	(322.8)	(210.0)

Net debt	$664.9	$496.9